Exhibit 99.2

SRAX

Investors

March 2023

SRAX

Safe Harbor Statement:

This presentation contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SRAX

I want to start by offering my sincere apologies for the recent events that led to our company being delisted from NASDAQ. We understand that this has caused significant concern and disappointment among our shareholders, and we take full responsibility for the situation.

We want you to know that we are taking decisive action to address the situation. We have hired a new CFO who will be revamping our financial infrastructure, and we are committed to doing everything in our power to get our financials back on track as quickly as possible.

In addition, we are focusing on cashflow, SaaS metrics, gross margins and profitability - we must be able to stand on our own two feet during this trying period.

We understand that we have a lot of work to do to regain your trust, and we are committed to being transparent and proactive in our communication with you as we move forward. We know that this is a challenging time for our investors, and we appreciate your patience and continued support as we work to turn things around.

SRAX

Table of Contents

01
Introduction

02
What led to the issue

03
What are we doing to fix our accounting problem

04
Overview of the DNA Transaction

05
Overview of the LD Micro Transaction

06
The current state of the business

07
Conclusion

History of the Issue

We were unable to file our quarterly reports on form 10-Q for June 30, 2022 and September 30,2022 by nasdaq's Feb 28, 2023 deadline, consequently, on March 7, 2023, the Company received written notice from the Panel stating that they have determined to suspend trading of the Company's common stock effective at the open of business on March 9, 2023, and commence delisting procedures because of the Company's failure to comply with the Panel's timeline as well as overall reservations the Panel holds regarding the Company's ability to operate a Nasdaq listed entity. They further informed that Nasdaq will file a Form 25 Notification of Delisting with the SEC, notifying the SEC of Nasdaq's determination to remove the Company's common stock from listing on Nasdaq under Section 12(b) of the Securities Exchange Act of 1934, as amended. The formal delisting of the Company's common stock from Nasdaq will become effective ten (10) days after the Form 25 is filed.

As a result of this decision by the Panel, the Company will move its common stock to the OTC Expert Market until the remaining Delinquent Reports are filed with the SEC, and subsequently move our common stock to the OTC Pink Market. At such time, the Company will evaluate all of its options and determine which exchange we will seek to list on.


110
75 262
63
455
3 494
138
135
93 293
542

SRAX

Efforts to Resolve the Accounting Issue:

To address the issues underlying our inability to file our SEC reports in a timely manner, we have taken steps to bring in a new CFO. He has been working closely with our team as a consultant for the past six weeks to gain a better understanding of the company's infrastructure.

We believe that this collaboration will provide us with a comprehensive perspective on the underlying issues and enable us to identify and implement the necessary measures to address them effectively.

SRAX

Alan Urban

CFO

We are excited to introduce Alan Urban, who brings over 30 years of corporate finance and accounting experience to our team. Alan has extensive public accounting experience and holds a CPA license (currently inactive). He has served as the CFO of Research Solutions (Nasdaq: RSSS) for ten years, and as the CFO of ReachLocal (Nasdaq: RLOC), where he gained invaluable experience in SaaS and microcap companies.

Alan's impressive track record includes building out finance and accounting departments for various companies. We are confident that his expertise and leadership will play a crucial role in addressing our accounting issues and driving our company's growth. We look forward to the valuable contributions he will make to our team.



SRAX

Alan Urban
CFO

30 years

30 years of corporate finance and accounting experience

Public accounting experience, CPA (inactive)

CFO of Research Solutions (Nasdaq:RSSS) for 10 years, CFO of ReachLocal (Nasdaq:RLOC)

SaaS experience

Microcap experience

Finance and accounting department buildout experience

Priorities



01
Get current on SEC filings



02
Buildout staff, systems, and processes to ensure we never become delinquent again



03
Ensure management has the information they need in a timely manner to make informed business decisions



04
Focus on SaaS metrics, margins and profitability



05
Focus on cash flow , Focus on value creation planning

SRAX

Overview of DNA Transaction

We have not had the chance to talk to you all about the DNA transaction. DNA has generated over **$50 million in investment returns** over the past five years for its team. Our relationship with DNA dates back to 2018, and we are proud to collaborate with a company that primarily focuses on working with private technology companies. DNA has helped these companies position themselves, create marketing materials, and gain exposure to early-stage investors, similar to what SRAX does for public companies.

DNA has a fully remote and fully commission-based team, which includes approximately 15 independent contractors. As part of the transaction, we are transitioning these contractors to sell not only DNA products but also SRAX-related products. This strategic move will enable us to expand our offerings to private company clients, an area where we previously had no offerings. With input from the DNA team, we are developing a module of SEQUIRE that will allow private companies to use our product to manage their cap table effectively.

The DNA team brings extensive connections with both public and private companies, and we are confident that this partnership will open new doors of opportunities for SRAX. We look forward to working closely with DNA and leveraging their expertise to drive our company's growth.



SRAX

What this Deal Looks Like

Our relationship with DNA dates back to 2018. DNA primarily focuses on helping private technology companies position themselves, develop marketing materials, and gain exposure to early-stage investors, similar to what SRAX does for public companies.

DNA's fully commission-based sales team of independent contractors will transition to sell not only DNA products but also SRAX-related products. This strategic move will enable us to expand our offerings to private company clients, an area where we previously had no offerings. Also, with valuable input from the DNA team, we are developing a module of SEQUIRE that will allow private companies to use our product to manage their cap table effectively.

The DNA team brings extensive connections with both public and private companies, and we are confident that this partnership will open new doors of opportunities for SRAX. We look forward to working closely with DNA and leveraging their expertise to drive our company's growth.

Terms of the deal involve approximately 1.3M shares of common stock and 63K shares of Series B preferred Stock (convertible, upon shareholder approval, into approximately 3M shares of common stock) in exchange for approximately $3.6 million in assets, including $1 million in cash, $400K in Crypto (that has been liquidated), and $1.6 million in private company investments.

In addition, upon shareholder approval, DNA will have the opportunity to invest an additional $2 million in our company in exchange for approximately 54K shares of Series B preferred Stock (convertible, upon shareholder approval, into approximately 2.6M shares of common stock) If approved, this would strengthen our balance sheet, position us for long-term success, and further cement our partnership and aligning our interests.

We believe that this deal represents a significant milestone for SRAX, and we look forward to leveraging the assets and expertise of DNA to drive our growth and create value for our shareholders.



We are pleased to announce the sale of our LD Micro subsidiary to Freedom Holdings for $8.3 million, consisting of $4 million in cash and $4.3 million in Freedom Holdings stock. Under the terms of the agreement, SRAX has the ability to sell the stock in six months from the date of the transaction, or sooner if registered in a registration statement.

Additionally, as part of the transaction, SRAX has retained several valuable rights related to the LD Micro event for the next four years, including exclusive access as the market intelligence platform, exclusive digital advertising provider status, exclusive streaming rights, and exclusive filming rights at the event. We believe that these rights will enable us to continue to provide value to our shareholders and position us for success in the future.



SRAX

Current Focus on Cashflow and Operations

We received $4 million of cash from the LD transaction, approximately $2M was used to pay liabilities, including $400K to reduce our debt, and approximately $2M remains in our accounts.

Currently we are focusing on cashflow, SaaS metrics, gross margins and profitability - we must be able to stand on our own two feet during this trying period.

Our goal is to be at cashflow break even every month, so cash generated by cash receipts from revenue, plus cash generated by the sale of our marketable securities portfolio should cover our operating expenses. As an example of our liquidity from our stock sales, In March of 2023 we should generate close to $500K

Further, we will transition to accepting cash only as compensation on new platform deals. We have relied heavily in the past on accepting customer stock as compensation, and it does have its benefits, but we believe that, in our current position, it ultimately brings too much pressure on cashflow and risk.

In addition, in approximately 6 months, additional cash will be generated as we will be able to begin to sell the $4.3M in Freedom Holdings stock received from the LD Micro sale.

Q&A

Thank you

SRAX